Exhibit 99.1

Former PepsiCo and Warburtons Executive Neil Campbell
to Join Hain Celestial Group’s Board of Directors

BOULDER, Colo., August 18, 2023 /PRNewswire/ -- Hain Celestial Group (Nasdaq: HAIN), a leading manufacturer of better-for-you brands that inspire healthier living, announced today that Neil Campbell has been appointed to its Board of Directors, effective September 1. As part of a planned board succession, Mark Schiller, former Hain CEO and current Board Director, and Dean Hollis, current Board Director and past Board Chair, will not be standing for re-election at the annual shareholder meeting.
“Neil is an outstanding addition to our board,” said Dawn Zier, Board Chair for Hain Celestial Group. “He brings strong CPG and international expertise to Hain which will help guide our strategy to unlock growth as a global enterprise and achieve sustainable and dependable results. On behalf of the Board of Directors, I want to thank Mark and Dean for their leadership and many contributions to Hain during their tenure and wish them all the best in the future.”
Neil Campbell has over 35 years of branded food industry experience having worked for a number of CPG companies across the UK, North America, and Benelux, including Cadbury Schweppes, PepsiCo, and leading UK bakery business, Warburtons. He began his career at Cadbury Schweppes in the UK and U.S. where he worked in brand management and new product development. From there he joined PepsiCo to manage the Walkers snacks brand business and quickly rose through the ranks to lead the marketing function in Benelux and the UK. He was appointed General Manager of Walkers in 2005 and was ultimately named President of Tropicana North America in 2008. Most recently, Campbell spent the last nine years serving as Managing Director for Warburtons. Campbell holds a Law Degree from Cambridge University where he graduated with the distinction of Squire Scholar and graduated Barrister at Law from Middle Temple.
“I am proud of the progress that’s been made to transform the company for future growth,” said Schiller. “I fully support the new Hain Reimagined growth strategy which will enable the company to achieve its full potential as a globally integrated enterprise.”
“It has been an honor and privilege serving on the board the last six years,” said Hollis. “I look forward to seeing Hain continue to evolve and deliver even greater value as a leading better for you company.”
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The board succession plan was finalized at Hain’s Board of Directors meeting held on August 15, 2023. The plan supports the company’s new business growth strategy Hain Reimagined, which will be unveiled at its Investor Day event in New York City on September 13, 2023. A live webcast and replay of the event will be available on Hain’s Investor Relations website at www.ir.Hain.com.
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About The Hain Celestial Group
Hain Celestial Group is a global health and wellness company whose purpose is to inspire healthier living for people, communities, and the planet through better-for-you brands. For more than 30 years, our portfolio of beloved brands has intentionally focused on delivering nutrition and well-being that positively impacts today and tomorrow. Hain Celestial’s products across snacks, baby/kids, beverages, meal preparation, and personal care, are marketed and sold in over 75 countries around the world. Our leading brands include Garden Veggie™ Snacks, Terra® chips, Garden of Eatin’® snacks, Earth’s Best® and Ella’s Kitchen® baby and toddler foods, Celestial Seasonings® teas, Joya® and Natumi® plant-based beverages, Greek Gods® yogurt, Yorkshire Provender®, Cully & Sully® and Covent Garden® soups, Yves® and Linda McCartney’s® (under license) meat-free, Alba Botanica® natural sun care, and Live Clean® personal care products, among others. For more information, visit hain.com and LinkedIn.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, our results may differ materially from those expressed or implied by such forward-looking statements. The words “believe,” “expect,” “anticipate,” “may,” “should,” “plan,” “intend,” “potential,” “will” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements include, among other things, our beliefs or expectations relating to our future performance, results of operations and financial condition; our strategic initiatives; and our business strategy.
The risks and uncertainties that may cause actual results to differ materially from forward-looking statements are described in our most recent Annual Report on Form 10-K and our other filings from time to time with the U.S. Securities and Exchange Commission.
We undertake no obligation to update forward-looking statements to reflect actual results or changes in assumptions or circumstances, except as required by applicable law.
Media Contact:
Jen Davis
Chief Communications Officer
Jen.Davis@hain.com